UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): July 13, 2007

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-52585	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated July 13, 2007 and filed (by the required date) on July 16, 2007 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

(Audited)

(Unaudited)

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotel referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Seven, Inc. (Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007	F-12
Notes to Pro Forma Condensed Consolidated Balance Sheets	F-14
Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2006 and the three months ended March 31, 2007	F-15
Notes to Pro Forma Condensed Consolidated Statements of Operations	F-17

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

July 31, 2007

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

Apple REIT Seven, Inc.

Richmond, Virginia:

We have audited the accompanying balance sheet of Alexandria Hotel, a Florida General Partnership (the “Hotel”), as of December 31, 2006, and the related statements of income and partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Hotel as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

July 11, 2007

ALEXANDRIA HOTEL

Balance Sheet

December 31, 2006

Assets

Investment in hotel, net	$7,480,977
Cash and cash equivalents	437,877
Escrow deposits	907,592
Due from manager	302,182
Intangible assets, net	42,345

Total assets	$9,170,973

Liabilities and Partners’ Capital (Deficit)

Liabilities:
Mortgage note payable	$11,134,526
Accrued expenses	173,232

Total liabilities	11,307,758

Partners’ capital (deficit)	(2,136,785)

Total liabilities and partners’ capital (deficit)	$9,170,973

See accompanying notes to financial statements.

ALEXANDRIA HOTEL

Statement of Income and Partners’ Capital

Year Ended December 31, 2006

Revenues:
Rooms	$6,729,501
Other	431,738

Total revenues	7,161,239

Operating expenses:
Rooms	1,433,759
Food and beverage	307,193
Depreciation and amortization	530,256
Real estate taxes and insurance and other	349,438
Property operation, maintenance and energy costs	760,343
Management and franchise fees	650,533
Hotel administrative	861,697

Total operating expenses	4,893,219

Operating income	2,268,020

Other income (expense):
Loss on disposal of assets	(47,758)
Interest income	59,521
Interest expense	(923,306)

Total other expense	(911,543)

Net income	1,356,477

Partners’ capital (deficit), beginning of year	(2,491,262)
Distributions to partners	(1,002,000)

Partners’ capital (deficit), end of year	$(2,136,785)

See accompanying notes to financial statements.

ALEXANDRIA HOTEL

Statement of Cash Flows

Year Ended December 31, 2006

Cash flows from operating activities:
Net income	$1,356,477
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	530,256
Loss on disposal of property and equipment	47,758
Changes in operating assets and liabilities:
Escrow deposits	(231,129)
Due from manager	(49,407)
Accrued expenses	(75,788)

Net cash provided by operating activities	1,578,167

Cash flows from investing activities:
Purchases of property and equipment	(314,609)

Net cash used in investing activities	(314,609)

Cash flows from financing activities:
Payments on mortgage note	(264,864)
Distributions to partners	(1,002,000)

Net cash used in financing activities	(1,266,864)

Net decrease in cash and cash equivalents	(3,306)

Cash and cash equivalents, beginning of year	441,183

Cash and cash equivalents, end of year	$437,877

Supplemental disclosure of cash flow information:
Cash paid for interest	$925,152

See accompanying notes to financial statements.

ALEXANDRIA HOTEL

Notes to Financial Statements

1.	Summary of Significant Accounting Policies:

Description of Business: Alexandria Hotel (the “Hotel”), a Florida General Partnership, was formed in 1985 to construct and manage a 176-room hotel in Alexandria, Virginia. The hotel opened for business in 1987. In 1991, the Hotel converted to operating as a Courtyard by Marriott.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment in Hotel: Investment in hotel is stated at cost less accumulated depreciation. Major repairs and improvements are capitalized and normal maintenance and repairs are charged to expense as incurred. Depreciation is computed by the straight line method over the estimated useful lives of the related assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment. Upon retirement or sale of an asset, the cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

Cash and Cash Equivalents: The Hotel considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

Escrow Deposits: Escrow deposits are maintained under the control of the mortgage noteholder or the management company for the benefit of the Hotel.

Concentration of Credit Risks: The Hotel maintains its cash balances in two financial institutions and occasionally has cash balances in excess of federally insured limits.

Impairment of Long-Lived Assets: The Hotel reviews the carrying value of its tangible and intangible assets whenever significant events or changes in circumstances occur that might impair the recovery of these costs. Recovery is evaluated by measuring the carrying value of the assets against the associated future estimated undiscounted cash flows.

Revenue Recognition: Room revenue represents revenue derived from the rental of rooms. Revenues are recognized as room stays occur.

Advertising and Promotion Costs: Advertising and promotion costs are charged to operations as incurred and amounted to $201,136 for 2006.

ALEXANDRIA HOTEL

Notes to Financial Statements, Continued

1.	Summary of Significant Accounting Policies, Continued:

Income Taxes: No provision for federal or state income taxes has been included in the financial statements since taxable income or loss of the Hotel is required to be reported by the partners on their income tax returns.

2.	Investment in Hotel:

Investment in hotel at year-end consisted of:

Land	$962,319
Buildings and improvements	10,358,237
Furnishings and equipment	3,129,091

At cost	14,449,647
Less accumulated depreciation	(6,968,670)

Investment in hotel, net	$7,480,977

Depreciation expense totaled $508,991 for 2006.

3.	Intangible Assets:

Intangible assets at year-end consisted of:

Franchise fees	$30,000
Loan origination costs	197,645

At cost	227,645
Less accumulated amortization	(185,300)

Intangible assets, net	$42,345

Amortization expense totaled $21,265 for 2006.

4.	Mortgage Note Payable:

The mortgage note payable was issued in 1998, is collateralized by a deed of trust on the investment in the hotel, and is due in December 2008. The note bears interest at a fixed rate of 8.09%. The scheduled maturity of the debt at December 31, 2006 is as follows: $287,425 for 2007 and $10,847,101 for 2008.

ALEXANDRIA HOTEL

Notes to Financial Statements, Continued

5.	Partners’ Capital and Allocations:

Profits and losses are allocated to partners in accordance with their percentage interests, as defined in the partnership agreement. Distributions of cash from operations are allocated in accordance with each partner’s percentage interest. Distributions from capital transactions are in proportion to each partner’s invested capital, then in accordance with their percentage interests.

6.	Related Party Transactions:

An affiliate of a partner was paid $20,000 for accounting and management services provided to the Hotel during 2006.

7.	Franchise Agreement:

The Hotel currently operates under a franchise agreement with Marriott International, Inc. (“Marriott”). Under the terms of the franchise agreement, the Hotel makes monthly royalty payments of 5% of gross room revenues and marketing fees of 2% of gross room revenues. Franchise fees and costs charged to expense related to Marriott were $492,652 during 2006. Under the terms of the management agreement with a subsidiary of Marriott, the Hotel pays monthly management fees of 2% of gross room revenues and an annual incentive fee of 30% of net house profit less owner’s priority, as defined in the management agreement. Management fees were $143,225 for 2006 and the incentive fee for 2006 was $149,246.

8.	Leases and Commitments:

The Hotel leases various items of office equipment under leases which expire in 2009. Total annual payments approximate $29,000.

The Hotel is a member of a business park association. The membership requires annual payments of about $32,000.

9.	Contingencies and Guarantees:

From time to time, the Hotel is involved in litigation that management considers to be in the normal course of business. The Hotel is not presently involved in any legal proceedings which management expects individually or in the aggregate to have a material adverse effect on the Hotel’s financial condition or results of operations.

Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”), requires the disclosures of certain guarantees and clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of certain types of guarantee obligations.

ALEXANDRIA HOTEL

Notes to Financial Statements, Continued

9.	Contingencies and Guarantees, Continued:

Under the partnership, management, and loan agreements, the Hotel has certain obligations to indemnify its partners or other parties for certain events or occurrences. The maximum liability under these obligations is unlimited; however, the Hotel’s insurance policies serve to limit its exposure. The Hotel believes that the estimated fair value of these indemnification obligations is minimal.

10.	Subsequent Event:

On May 4, 2007, the Hotel entered into an agreement with Apple Seven Hospitality Ownership, Inc. to sell substantially all of the Hotel’s assets for a gross purchase price of $36.5 million. The sale is scheduled to close in the third quarter of 2007.

ALEXANDRIA HOTEL

Balance Sheets

March 31, 2007 and 2006

(Unaudited)

	2007	2006
Assets

Investment in hotel, net	$7,352,278	$7,632,837
Cash and cash equivalents	373,478	255,349
Escrow deposits	1,056,006	725,473
Due from manager	394,741	479,791
Intangible assets, net	37,029	58,294

Total assets	$9,213,532	$9,151,744

Liabilities and Partners’ Capital (Deficit)

Liabilities:
Mortgage note payable	$11,039,687	11,311,830
Accrued expenses	148,360	59,060

Total liabilities	11,188,047	11,370,890

Partners’ capital (deficit)	(1,974,515)	(2,219,146)

Total liabilities and partners’ capital (deficit)	$9,213,532	$9,151,744

ALEXANDRIA HOTEL

Statements of Income and Partners’ Capital

Three Months Ended March 31, 2007 and 2006

(Unaudited)

	2007	2006
Revenues:
Rooms	$1,288,194	$1,436,897
Other	80,661	77,423

Total revenues	1,368,855	1,514,320

Operating expenses:
Rooms	312,680	302,290
Food and beverage	57,026	69,206
Depreciation and amortization	134,048	130,294
Real estate taxes and insurance and other	105,601	65,885
Property operation, maintenance and energy costs	106,601	123,476
Management and franchise fees	95,820	139,566
Hotel administrative	186,877	190,014

Total operating expenses	998,653	1,020,731

Operating income	370,202	493,589

Other income (expense):
Interest income	16,334	8,223
Interest expense	(224,266)	(229,696)

Total other expense	(207,932)	(221,473)

Net income	162,270	272,116

Partners’ capital (deficit), beginning of period	(2,136,785)	(2,491,262)

Partners’ capital (deficit), end of period	$(1,974,515)	$(2,219,146)

ALEXANDRIA HOTEL

Statements of Cash Flows

Three Months Ended March 31, 2007 and 2006

(Unaudited)

	2007	2006
Cash flows from operating activities:
Net income	$162,270	$272,116
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	134,048	130,294
Changes in operating assets and liabilities:
Escrow deposits	(148,414)	(49,010)
Due from manager	(92,559)	(227,016)
Accrued expenses	(24,905)	(189,959)

Net cash provided by (used in) operating activities	30,440	(63,575)

Cash flows from investing activities:
Purchases of property and equipment	—	(34,698)

Net cash used in investing activities	—	(34,698)

Cash flows from financing activities:
Payments on mortgage note	(94,839)	(87,560)

Net cash used in financing activities	(94,839)	(87,560)

Net decrease in cash and cash equivalents	(64,399)	(185,833)

Cash and cash equivalents, beginning of period	437,877	441,182

Cash and cash equivalents, end of period	$373,478	$255,349

Supplemental disclosure of cash flow information:
Cash paid for interest	$301,833	$309,109

Apple REIT Seven, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Courtyard	Alexandria, VA	37.0	July 3, 2007
TownePlace Suites	San Antonio, TX	11.9	June 29, 2007
Homewood Suites	Memphis, TN	11.1	May 15, 2007

	Total	$60.0

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Marriott International, Inc. Western International, Inc. or Hilton Hotels Corporation under separate management arrangements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Seven, Inc. and the historical balance sheets of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Seven, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of March 31, 2007, nor does it purport to represent the future financial position of Apple REIT Seven, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and are qualified in their entirety by, the historical balance sheets of the acquired hotels, as included in this document.

Balance Sheet as of March 31, 2007 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$449,975	$61,620	(A)	$511,595
Cash and cash equivalents	48,558	(61,653	)(C)	10,000
		23,095	(D)
Restricted cash—escrow deposits	4,517	—		4,517
Other assets	16,489	33	(B)	16,522

Total Assets	$519,539	$23,095		$542,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgage note payable—secured	$57,086	$—		$57,086
Accounts payable, accrued costs and other liabilities	4,386	—		4,386

Total liabilities	61,472	—		61,472

Shareholders’ equity (deficit)	—	—		—
Preferred stock, authorized 15,000,000 shares	—	—		—
Series A preferred shares, no par value, authorized 200,000,000 shares	—	—		—
Series B preferred convertible stock, no par value, authorized 240,000 shares	24	—		24
Common stock, no par value, authorized 200,000,000 shares	471,188	23,095	(C)	494,283
Retained earnings (deficit)	(13,145)	—		(13,145)

Total shareholders’ equity	458,067	23,095		481,162

Total liabilities and shareholders’ equity	$519,539	$23,095		$542,634

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the three properties that have been, or will be, purchased after March 31, 2007 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Alexandria, VA Courtyard	San Antonio, TX TownePlace Suites	Memphis, TN Homewood Suites	Total Combined
Purchase price per contract	$36,997	$11,925	$11,100	$60,022
Other closing costs	89	31	31	151
Other capitalized costs (credits) incurred	85	59	102	246
Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	740	239	222	1,201

Investment in hotel properties	37,911	12,254	11,455	61,620	(A)
Net other assets/(liabilities) assumed	(18)	(6)	57	33	(B)

Total purchase price	$37,893	$12,248	$11,512	61,653

Less: Cash on hand at March 31, 2007 to fund acquisitions				(48,558	)(C)
Plus: Working capital requirements				10,000	(D)

Equity proceeds needed for acquisitions and working capital (000’s)				$23,095	(D)

(B)	Represents other assets and liabilities assumed in the acquisition of the hotels including, restricted cash, mortgages payable, and prepaid or accrued property taxes.

(C)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

(D)	Represents pro forma equity proceeds utilized for acquisitions and working capital.

Apple REIT Seven, Inc.

Pro Forma Condensed Statements of Operations (unaudited)

For the year ended December 31, 2006 and three months ended March 31, 2007

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Seven, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Courtyard	Alexandria, VA	37.0	July 3, 2007
TownePlace Suites	San Antonio, TX	11.9	June 29, 2007
Homewood Suites	Memphis, TN	11.1	May 15, 2007

	Total	$60.0

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Western International, Inc., Marriott International, Inc., or Hilton Hotels Corporation.

Such pro forma information is based in part upon the historical Consolidated Statements of Operations of Apple REIT Seven, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statements of Operations of Apple REIT Seven, Inc. is not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed as of January 1, 2006, nor does it purport to represent the future financial results of Apple REIT Seven, Inc.

The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with, and are qualified in their entirety by, the historical Statements of Operations of the acquired hotels, as included in this document.

For the year ended March 31, 2007 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations	Alexandria, VA Courtyard (A)	San Antonio, TX TownePlace Suites (A)	Memphis, TN Homewood Suites (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$20,804	$1,288	$—	$1,003	$—		$23,095
Other operating revenue	1,651	81	—	34	—		1,766

Total revenue	22,455	1,369	—	1,037	—		24,861

Expenses
Operating expenses	11,495	476	—	516	—		12,487
General and administrative	675	187	1	126	30	(B)	1,019
Management fees	720	96	—	41	—		857
Taxes, insurance and other	1,568	106	—	67	—		1,741
Depreciation of real estate owned	2,758	134	—	102	(236	)(C)	3,057
					299	(D)
Interest, net	436	208	—	—	(208	)(E)	436

Total expenses	17,652	1,207	1	852	(115)		19,597
Income tax expense	—	—	—	—	—	(G)	—

Net income (loss)	$4,803	$162	$(1)	$185	$115		$5,264

Income (loss) per common share:
Basic and diluted	$0.12						$0.11

Basic and diluted weighted average common shares outstanding (000s)	40,848				5,712	(F)	46,560

For the year ended December 31, 2006 (unaudited)

(In thousands, except per share data)	Company Historical Statement of Operations	Alexandria, VA Courtyard (A)	San Antonio, TX TownePlace Suites (A)	Memphis, TN Homewood Suites (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$18,800	$6,729	$—	$3,886	$—		$29,415
Other operating revenue	1,545	432	—	171	—		2,148

Total revenue	20,345	7,161	—	4,057	—		31,563

Expenses
Operating expenses	11,610	2,501	—	2,250	—		16,361
General and administrative	1,988	910	—	418	175	(B)	3,491
Management fees	619	651	—	160	—		1,430
Taxes, insurance and other	1,472	349	—	201	—		2,022
Depreciation of real estate owned	3,073	530	—	398	(928	)(C)	4,271
					1,198	(D)
Interest, net	(1,855)	864	—	—	(864	)(E)	(1,855)

Total expenses	16,907	5,805	—	3,427	(419)		25,720
Income tax expense	—	—	—	—	—	(G)	—

Net income (loss)	$3,438	$1,356	$—	$630	$419		$5,843

Income (loss) per common share:
Basic and diluted	$0.23						$0.28

Basic and diluted weighted average common shares outstanding (000s)	15,152				5,712	(F)	20,864

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2006 for the respective periods prior to acquisition by the Company. The Company was initially formed on May 20, 2005, and had no operations before that date. The San Antonio, TX TownePlace Suites hotel was under construction until June 2007. Therefore it had limited historical operational activity prior to its opening.
(B)	Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.
(C)	Represents elimination of historical depreciation and amortization expense of the acquired properties.
(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.
(E)	Interest expense related to prior owner’s debt which was not assumed has been eliminated.
(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the later of January 1, 2006 or the date the hotel opened.
(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreements put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.